                                                                   EXHIBIT 20.6

                           [WFS FINANCIAL LETTERHEAD]





                               OWNER TRUST 1996-B

                   ANNUAL STATEMENT TO SECURITY HOLDERS 5.07
                            FOR SERVICE PERIOD 1996



                                                                         Disbursement Date
                                          -------------------------------------------------------------------------------
                                             February 20      May 20         August 20         November 20         Total
                                             -----------    -----------    -------------     -------------     -------------
PART I.    DISTRIBUTIONS

Interest Paid - Class A1                                                      987,236.67        643,184.84      1,630,421.51
Interest Paid - Class A2                                                    2,312,944.44      2,635,000.00      4,947,944.44
Interest Paid - Class A3                                                    2,261,923.61      2,576,875.00      4,838,798.61
Interest Paid - Class A4                                                    1,166,731.25      1,329,187.50      2,495,918.75
Interest Paid - Certificate                                                   649,775.00        740,250.00      1,390,025.00
                                             -----------    -----------    -------------     -------------     -------------
     Total  Interest Paid                           0.00           0.00     7,378,610.97      7,924,497.34     15,303,108.31
                                             -----------    -----------    -------------     -------------     -------------
Principal Paid - Class A1                                                  34,892,402.88     50,550,038.50     85,442,441.38
Principal Paid - Class A2                                                           0.00              0.00               0.00
Principal Paid - Class A3                                                           0.00              0.00               0.00
Principal Paid - Class A4                                                           0.00              0.00               0.00
Principal Paid - Certificate                                                        0.00              0.00               0.00
                                             -----------    -----------    -------------     -------------     -------------
     Total Principal Paid                           0.00           0.00    34,892,402.88     50,550,038.50     85,442,441.38
                                             -----------    -----------    -------------     -------------     -------------

PART II.    SERVICING FEES

                 Total Servicing Fees Paid                                    875,000.00      1,239,707.00      2,114,707.00
                                             -----------    -----------    -------------     -------------     -------------

PART III.    SHORTFALLS

Class A1 Interest Shortfall                         0.00           0.00             0.00              0.00              0.00
Class A2 Interest Shortfall                         0.00           0.00             0.00              0.00              0.00
Class A3 Interest Shortfall                         0.00           0.00             0.00              0.00              0.00
Class A4 Interest Shortfall                         0.00           0.00             0.00              0.00              0.00
Certificate Class Interest Shortfall                0.00           0.00             0.00              0.00              0.00
                                             -----------    -----------    -------------     -------------     -------------
     Total Interest Shortfall                       0.00           0.00             0.00              0.00              0.00
                                             -----------    -----------    -------------     -------------     -------------
Class A1 Principal Shortfall                        0.00           0.00             0.00              0.00              0.00
Class A2 Principal Shortfall                        0.00           0.00             0.00              0.00              0.00
Class A3 Principal Shortfall                        0.00           0.00             0.00              0.00              0.00
Class A4 Principal Shortfall                        0.00           0.00             0.00              0.00              0.00
Certificate Class Principal Shortfall               0.00           0.00             0.00              0.00              0.00
                                             -----------    -----------    -------------     -------------     -------------
     Total  Principal Shortfall                     0.00           0.00             0.00              0.00              0.00
                                             -----------    -----------    -------------     -------------     -------------


PART IV.   OFFICER'S CERTIFICATE


All computations presented reflect accurate information for the calendar period ended 1996 and were performed in conformity with the Sale and Servicing Agreement dated June 1, 1996.


                                                   /s/  JIM DOWLAN
                                                   ---------------------------
                                                        Jim Dowlan
                                                        Senior Vice President


                                                   /s/  MARK OLSON
                                                   ---------------------------
                                                        Mark Olson
                                                        Vice President
                                                        Controller